EXHIBIT 10.24

UMBRLA, INC.

SECOND AMENDMENT TO 2019 EQUITY INCENTIVE PLAN

This Second Amendment (this “Amendment”) to the 2019 Equity Incentive Plan (the “Plan”) of UMBRLA, Inc., a Nevada corporation (the “Corporation”), is made and entered into effective as of October 22, 2020.

Pursuant to the authorization granted by the Board of Directors of the Corporation as of October 22, 2020 and in accordance with Section 13 of the Plan and the approval of the stockholders of the Corporation as of October 22, 2020, the Plan is hereby amended as follows:

1.

Section 4.1 of the Plan is hereby amended by deleting the number “37,500,000” and replacing such number with “55,000,000” reflecting an increase in the number of shares of Common Stock (as such term is defined in the Plan) available for issuance under the Plan.

2.	Except as expressly amended hereby, the Plan shall remain in full force and effect with no further amendments, modifications, or changes.

IN WITNESS WHEREOF, the Corporation has duly executed this Amendment to be effective as the date first above written.

UMBRLA, INC.

By:
Name:	Dallas Imbimbo
Title:	Chief Executive Officer